Exhibit 99.1

Immune Pharmaceuticals Will Request an Appeal to Regain Compliance with Nasdaq’s Minimum Bid Price Rule

NEW YORK, Jan. 9, 2017 – Immune Pharmaceuticals Inc. (Nasdaq: IMNP) (“Immune”), announced today that it intends to request a hearing before the Nasdaq Listing Qualifications Staff Panel to appeal a notification that Immune’s securities are subject to delisting from The Nasdaq Capital Market (“Nasdaq”). Immune will present its plan at the upcoming hearing to regain compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

On January 4, 2017, Immune received a letter from The Nasdaq Stock Market LLC Listing Qualifications Staff stating that they determined Immune’s common stock has not maintained the $1.00 minimum bid requirement for continued listing on the Nasdaq. At the hearing, Immune will present its plan to regain compliance, which includes a discussion of ongoing business events, and will commit to effect a reverse stock split, if necessary.

Although there can be no assurance that the Nasdaq will grant Immune’s request for continued listing on the Nasdaq Capital Market, the delisting proceedings will be stayed and Immune’s common stock will continue to be listed on the Nasdaq pending resolution of the appeal.

For full disclosure please refer to the Company’s report on Form 8-K, filed on January 9, 2017.

For further information:

Anna Baran-Djokovic

Anna.baran@immunepharma.com

Audrey Rebibo

Audrey.rebibo@immunepharma.com

646-481-5058

Tirth Patel (investors)

Edison Group

tpatel@edisongroup.com

(646) 653-7035

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. (NASDAQ: IMNP) applies a personalized approach to treating and developing novel, highly targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. Immune's lead product candidate, bertilimumab, is in Phase II clinical development for moderate-to-severe ulcerative colitis as well as for bullous pemphigoid, an orphan autoimmune dermatological condition. Other indications being considered for development include atopic dermatitis, Crohn's disease, severe asthma and Non-Alcoholic Steato-Hepatitis (NASH), an inflammatory liver disease. Immune recently expanded its portfolio in immuno-dermatology with topical nano-formulated cyclosporine-A for the treatment of psoriasis and atopic dermatitis. Immune's oncology pipeline includes Ceplene® which is in late stage clinical development for maintenance remission in Acute Myeloid Leukemia (AML) in combination with IL-2. Additional oncology pipeline includes Azixa® and crolibulin, Phase II clinical stage vascular disrupting agents, and novel technology platforms; bispecific antibodies and NanomAbs™. Maxim Pharmaceuticals Inc., Immune’s pain and neurology subsidiary is developing AmiKet™ and AmiKet™ Nano™ for the treatment of neuropathic pain. For more information, visit Immune's website at www.immunepharma.com, the content of which is not a part of this press release.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab, Ceplene, Azixa, AmiKet, AmiKet Nano, LidoPain or NanoCyclo will not be successful; the risk that bertilimumab, AmiKet or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property; risks associated with the contemplated transaction with NPT. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharma.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Source: Immune Pharmaceuticals Inc.